FOR IMMEDIATE RELEASE

CONTACT:	THOMAS C. ELLIOTT
CHIEF FINANCIAL OFFICER
RESOURCE AMERICA, INC.
ONE CRESCENT DRIVE, SUITE 203
PHILADELPHIA, PA 19112
(215) 546-5005; (215) 640-6357 (fax)

RESOURCE AMERICA, INC.
REPORTS OPERATING RESULTS
FOR THE FOURTH FISCAL QUARTER AND FISCAL YEAR ENDED SEPTEMBER 30, 2012

Philadelphia, PA, December 4, 2012 - Resource America, Inc. (NASDAQ: REXI) (the “Company”) reported adjusted income from continuing operations attributable to common shareholders, net of tax, a non-GAAP measure, of $234,000, or $0.01 per common share-diluted, and $31.0 million, or $1.50 per common share-diluted, for the fourth fiscal quarter and fiscal year ended September 30, 2012, respectively, as compared to an adjusted loss from continuing operations attributable to common shareholders, net of tax, of $1.2 million, or $0.06 per common share-diluted, and adjusted income from continuing operations attributable to common shareholders, net of tax, of $2.4 million, or $0.12 per common share-diluted, for the fourth fiscal quarter and fiscal year ended September 30, 2011, respectively. A reconciliation of the Company's reported GAAP (loss) income from continuing operations before taxes to adjusted income (loss) from continuing operations attributable to common shareholders, net of tax, a non-GAAP measure, is included as Schedule I to this release.

The Company reported a GAAP net loss attributable to common shareholders of $2.3 million, or $0.11 per common share-diluted, and net income attributable to common shareholders of $25.8 million, or $1.25 per common share-diluted, for the fourth fiscal quarter and fiscal year ended September 30, 2012, respectively, as compared to a net loss attributable to common shareholders of $3.0 million, or $0.15 per common share-diluted, and a net loss of $8.2 million, or $0.42 per common share-diluted, for the fourth fiscal quarter and fiscal year ended September 30, 2011, respectively.

Jonathan Cohen, CEO and President, commented, “We are very pleased with the progress we made during the fiscal year ended September 30, 2012.  It was a year in which we showed strong growth and positioned ourselves for even more growth.  Our income from continuing operations was $25.9 million for the year ended September 30, 2012, a dramatic increase over the loss of $6.0 million for the year ended September 30, 2011.  We paid off $17.6 million of debt and restructured the rest at lower interest rates.  We closed the transaction creating CVC Credit Partners, which showed the potential value of our asset management platforms, as we realized a $54.5 million gain, received gross cash proceeds of $25.0 million, retained substantial incentive fees and now own 33% of a world-class global credit management business.   Our strong liquidity position has allowed us to repurchase our common shares, and we have bought over 558,000 shares at an average price of $5.88 since October 2011. Our real estate businesses are growing significantly, and Resource Capital Corp., Resource Real Estate Opportunity REIT and our real estate institutional joint ventures raised over $266.0 million in new capital, on which we will earn stable and long term future asset management fees, positioning Resource America for continued growth."

Assets Under Management
The following table details the Company's assets under management by operating segment, which increased by $1.6 billion (12%) from September 30, 2011 to September 30, 2012.

	At September 30,		At September 30,
	2012		2011
Financial fund management	$12.7	billion	$11.1	billion
Real estate	1.7	billion	1.6	billion
Commercial finance	0.5	billion	0.6	billion
	$14.9	billion	$13.3	billion

A description of how the Company calculates assets under management is set forth in Item 1 of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2011.

Highlights for the Fourth Fiscal Quarter and Fiscal Year Ended September 30, 2012 and Recent Developments

REAL ESTATE:

•	Fundraising:

•
Resource Real Estate Opportunity REIT, Inc. (“RRE Opportunity REIT”) raised a record $33.0 million and $102.9 million during the fourth fiscal quarter and fiscal year ended September 30, 2012, respectively. Through November 30, 2012, RRE Opportunity REIT has raised approximately $192.9 million in total capital.

•	Resource Capital Corp. (“RSO”) raised $83.3 million and $138.5 million of common and preferred equity capital for the fourth fiscal quarter and fiscal year ended September 30, 2012.

•
Fiscal 2012 RRE Opportunity REIT Acquisitions:  In connection with the following purchases, the Company received $1.7 million in acquisition fees and will receive asset and property management fees in the future:

•	acquired two multifamily rental properties for $52.7 million; and

•	acquired two non-performing loans for $18.6 million, secured by first priority mortgages on various residential apartment buildings.

•
Fiscal 2012 Resource Real Estate, Inc. ("RRE") Acquisitions:  In connection with the following purchases and financings, the Company received $783,000 in acquisition and debt financing fees and will receive asset and property management fees in the future:

•	acquired a non-performing note secured by a multifamily rental property for $5.0 million and two condominium properties for $8.1 million, on behalf of an RSO joint venture;

•	acquired a multifamily rental property for $11.5 million on behalf of one of RRE's sponsored limited partnerships; and

•	entered into two mortgage loans to borrow $37.6 million, one on behalf of a joint venture with an existing partner and the other on behalf of one of RRE's sponsored limited partnerships.

•
Fiscal 2012 RRE Dispositions: RRE sold three multifamily properties for $65.8 million for a joint venture with an existing partner, in which RSO is a member. In connection with these sales, the Company earned a promoted return of $1.5 million and disposition fees of $474,000.

•	Fiscal 2012 RRE Equity Interest Resolutions: RRE, along with an existing joint venture partner, sold two equity interests in multifamily properties and received total net proceeds of $766,000.

•
Property Management:  Resource Real Estate Management, Inc., the Company's property management subsidiary, increased the apartment units it manages to 17,979 units at 61 properties as of September 30, 2012 from 15,217 units at 54 properties as of September 30, 2011.

FINANCIAL FUND MANAGEMENT:

•
Creation of a Global Credit Manager: On April 17, 2012, the Company closed on its sale of 100% of its common equity interests in Apidos Capital Management, LLC, its bank loan subsidiary (“Apidos”), to CVC Capital Partners SICAV-FIS, S.A. (“CVC”), creating the global credit manager CVC Credit Partners, L.P. (“CCP”), a newly-formed Cayman Islands limited partnership jointly owned by the Company and CVC. Pursuant to the previously reported sale and purchase agreement and related agreements between the Company and CVC dated as of December 29, 2011, the Company sold Apidos in exchange for (i) $25.0 million in cash and (ii) a 33% limited partner interest in CCP and its general partner. Prior to the closing, CVC contributed its existing credit manager, CVC Cordatus, to CCP. The Company recorded a $54.5 million gain on the sale and is retaining certain incentive management fees that may be collected in the future, relating to previously managed portfolios. The Company anticipates that it will begin to collect these fees in fiscal 2013.

•	Award Recognition: In May 2012, CCP, the recently formed global credit management company, won the global award for “Best CLO Manager” at the 2012 Creditflux CLO Manager Awards.

•
New Collateralized Loan Obligation Issuers (“CLO”): In July and November 2012, CCP closed Apidos CLO IX (par value $409.8 million) and Apidos CLO X (par value $450.0 million), respectively. In connection with these CLOs, CCP expects to receive approximately $4.1 million per year in asset management fees in the future.

•
Increased Assets Under Management: The Company's financial fund management operating segment increased its assets under management at September 30, 2012 to $12.7 billion, an increase of $1.6 billion, or 14%, from September 30, 2011.

COMMERCIAL FINANCE:

•
Lease Origination/Platform Growth: LEAF Commercial Capital, Inc. (“LEAF”), the Company's equipment leasing joint venture, continued to grow its lease origination and servicing operations during the fourth fiscal quarter ended September 30, 2012:

•	lease and loan origination volume increased by 48% compared to the fourth fiscal quarter ended September 30, 2011; and

•	LEAF's commercial finance assets as of September 30, 2012 increased by 76% from September 30, 2011.

•
Securitizations: In September 2012, LEAF announced a new securitization transaction, LEAF 2012-1, which securitized a portfolio of approximately $221.0 million of leases and commercial loans through the issuance of equipment contract-backed notes. This transaction is the second securitization of small ticket equipment leases and commercial loans that LEAF has sponsored since its inception. The leases and loans were originated by LEAF and are backed by various equipment, including office equipment such as photocopiers, printers and telecommunications systems, as well as technology, light industrial and healthcare-related equipment.

•
Increased Warehouse Capacity: In September 2012, LEAF expanded its funding capacity with the closing of a $150.0 million revolving credit facility with Credit Suisse AG, New York Branch. This additional $150.0 million of warehouse capacity will be used by LEAF to fund new lease originations through its various vendor channels.

OTHER:

•
Senior Note Repayment/Modification: In November 2011, the Company modified $10.0 million of its original senior notes to extend the maturity to October 2013 from October 2012 and lowered the interest rate from 12% to 9%. In connection with this modification, the Company redeemed $8.82 million of the original senior notes for cash.

•
Decreased Borrowings: At September 30, 2011, the Company had $8.7 million of outstanding borrowings on its corporate credit facility with TD Bank. In June 2012, the Company paid down its outstanding borrowings on this facility.

•
Share Repurchase Plan: In August 2012, the Company's Board of Directors authorized the Company to repurchase up to 5% of our outstanding common shares. Since August 2012, the Company has repurchased 358,000 shares at an average price of $6.51 under this plan.

•
Corporate Credit Facilities Modifications: In October 2012, the Company extended the maturity of its existing $3.5 million revolving credit facility with Republic Bank from December 2013 to December 2014. In November 2012, the Company extended the maturity of its revolving credit facility with TD Bank from August 2013 to December 2014 and eliminated the 6% interest rate floor.

•
Dividends: The Company's Board of Directors authorized the payment on October 31, 2012 of a $0.03 cash dividend per share on the Company's common stock to holders of record as of the close of business on October 19, 2012. RSO declared a cash dividend of $0.20 per common share for its third fiscal quarter ended September 30, 2012.

Resource America, Inc. is a specialized asset management company that uses industry specific expertise to evaluate, originate, service and manage investment opportunities for its own account and for outside investors in the real estate, financial fund management and commercial finance sectors.

For more information, please visit our website at www.resourceamerica.com or contact investor relations at pkamdar@resourceamerica.com.

Statements made in this release include forward-looking statements, which involve substantial risks and uncertainties. The Company's actual results, performance or achievements could differ materially from those expressed or implied in this release and its other reports filed with the Securities and Exchange Commission. For information pertaining to risks relating to these forward-looking statements, reference is made to the section “Risk Factors” contained in Item 1A of the Company's Annual Report on Form 10-K and in other of its public filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements to reflect new or changing information or events except as may be required by law.

A registration statement relating to securities offered by RRE Opportunity REIT was declared effective by the SEC on June 16, 2010.  A written prospectus relating to these securities may be obtained by contacting Resource Securities, Inc., 2005 Market Street, 15th Floor, Philadelphia, PA 19103.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The remainder of this release contains the Company's unaudited consolidated balance sheets, consolidated statements of operations and consolidated statements of cash flows and reconciliation of GAAP (loss) income from continuing operations before taxes to adjusted income (loss) from continuing operations attributable to common shareholders, net of tax.

RESOURCE AMERICA, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	September 30,
	2012	2011
ASSETS
Cash	$19,393	$24,455
Restricted cash	642	20,257
Receivables	3,554	1,981
Receivables from managed entities and related parties, net	40,338	54,815
Investments in commercial finance, net	—	192,012
Investments in real estate, net	19,149	19,942
Investment securities, at fair value	22,532	15,124
Investments in unconsolidated loan manager	36,356	—
Investments in unconsolidated entities	12,993	12,710
Property and equipment, net	2,732	6,998
Deferred tax assets, net	34,565	51,581
Goodwill	—	7,969
Other assets	3,776	14,662
Total assets	$196,030	$422,506

LIABILITIES AND EQUITY
Liabilities:
Accrued expenses and other liabilities	$22,329	$40,887
Payables to managed entities and related parties	4,380	1,232
Borrowings	23,020	222,659
Total liabilities	49,729	264,778

Commitments and contingencies

Equity:
Preferred stock, $1.00 par value, 1,000,000 shares authorized; none outstanding	—	—
Common stock, $.01 par value, 49,000,000 shares authorized; 29,866,664 and 28,779,998 shares issued (including nonvested restricted stock of 403,195 and 649,007), respectively	294	281
Additional paid-in capital	285,844	281,686
Accumulated deficit	(24,508)	(48,032)
Treasury stock, at cost; 9,756,955 and 9,126,966 shares, respectively	(102,457)	(98,954)
Accumulated other comprehensive loss	(13,080)	(14,613)
Total stockholders’ equity	146,093	120,368
Noncontrolling interests	208	37,360
Total equity	146,301	157,728
	$196,030	$422,506

RESOURCE AMERICA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Years Ended
	September 30,		September 30,
	2012	2011	2012	2011
	(unaudited)		(unaudited)
REVENUES:
Real estate	$9,101	$9,375	$38,404	$38,380
Financial fund management	5,370	4,647	21,244	25,841
Commercial finance	(167)	7,378	1,884	21,795
	14,304	21,400	61,532	86,016
COSTS AND EXPENSES:
Real estate	7,773	6,189	29,758	24,465
Financial fund management	3,196	3,648	16,373	20,562
Commercial finance	103	3,532	2,414	15,207
Restructuring expenses	—	—	365	—
General and administrative	2,530	2,895	10,460	11,522
Gain on sale of leases and loans	—	(302)	(37)	(659)
Provision for credit losses	6,336	2,860	17,246	10,661
Depreciation and amortization	529	3,534	3,653	10,739
	20,467	22,356	80,232	92,497
OPERATING LOSS	(6,163)	(956)	(18,700)	(6,481)

OTHER INCOME (EXPENSE):
(Loss) gain on deconsolidation and sale of subsidiaries	(140)	—	63,291	—
Loss on extinguishment of debt	—	—	(2,190)	—
Gain on sale of management contract	—	—	—	6,520
Gain on extinguishment of servicing and repurchase liabilities	—	—	—	4,426
Gain (loss) on sale of investment securities, net	—	84	63	(1,198)
Other-than-temporary impairment on investments	—	—	(74)	—
Interest expense	(544)	(4,531)	(4,741)	(15,343)
Other income, net	557	257	2,103	2,242
	(127)	(4,190)	58,452	(3,353)
(Loss) income from continuing operations before taxes	(6,290)	(5,146)	39,752	(9,834)
Income tax (benefit) provision	(3,984)	(2,826)	13,512	(4,607)
(Loss) income from continuing operations	(2,306)	(2,320)	26,240	(5,227)
Loss from discontinued operations, net of tax	(8)	(26)	(58)	(2,202)
Net (loss) income	(2,314)	(2,346)	26,182	(7,429)
Add: net loss (income) attributable to noncontrolling interests	36	(638)	(348)	(799)
Net (loss) income attributable to common shareholders	$(2,278)	$(2,984)	$25,834	$(8,228)

Amounts attributable to common shareholders:
(Loss) income from continuing operations	$(2,270)	$(2,958)	$25,892	$(6,026)
Discontinued operations	(8)	(26)	(58)	(2,202)
Net (loss) income	$(2,278)	$(2,984)	$25,834	$(8,228)

Basic (loss) earnings per share:
Continuing operations	$(0.11)	$(0.15)	$1.31	$(0.31)
Discontinued operations	—	—	—	(0.11)
Net (loss) income	$(0.11)	$(0.15)	$1.31	$(0.42)
Weighted average shares outstanding	20,102	19,793	19,740	19,525

Diluted (loss) earnings per share:
Continuing operations	$(0.11)	$(0.15)	$1.25	$(0.31)
Discontinued operations	—	—	—	(0.11)
Net (loss) income	$(0.11)	$(0.15)	$1.25	$(0.42)
Weighted average shares outstanding	20,102	19,793	20,634	19,525

Dividends declared per common share	$0.03	$0.03	$0.12	$0.12

RESOURCE AMERICA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Years Ended September 30,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$26,182	$(7,429)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	4,875	15,780
Provision for credit losses	17,246	10,661
Unrealized gain on trading securities	(1,108)	—
Equity in earnings of unconsolidated entities	(1,248)	(10,377)
Distributions from unconsolidated entities	3,463	4,522
Gain on sale of leases and loans	(37)	(659)
Other-than-temporary impairment losses recognized in earnings	74	—
(Gain) loss on sale of loans and investment securities, net	(972)	1,198
Gain on sale of assets	(84)	(196)
Gain on sale and deconsolidation of subsidiaries	(63,291)	—
Loss on extinguishment of debt	2,190	—
Gain on sale of management contract	—	(6,520)
Gain on extinguishment of servicing and repurchase liabilities	—	(4,426)
Deferred income tax provision (benefit)	13,393	(5,657)
Equity-based compensation issued	1,286	2,525
Equity-based compensation received	(153)	(463)
Trading securities purchases and sales, net	(1,048)	—
Loss from discontinued operations	58	2,202
Changes in operating assets and liabilities	(2,822)	(2,624)
Net cash used in operating activities	(1,996)	(1,463)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(222)	(1,165)
Payments received on real estate loans and real estate	1,726	16,487
Investments in unconsolidated real estate entities	(1,608)	(2,371)
Purchase of commercial finance assets	(18,483)	(105,777)
Principal payments received on leases and loans	9,043	29,056
Cash divested on deconsolidation of LEAF	(2,284)	—
Net proceeds from sale of Apidos and cash divested on deconsolidation	17,860	—
Proceeds from sale of management contract	—	9,095
Purchase of loans and investments	(1,874)	—
Proceeds from sale of loans and investments	262	3,779
Net cash provided by (used in) investing activities	4,420	(50,896)
CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in borrowings	128,845	106,043
Principal payments on borrowings	(129,416)	(55,778)
Dividends paid	(2,310)	(2,246)
Proceeds from issuance of common stock	2,131	1,914
Repurchase of common stock	(2,324)	(241)
Proceeds from issuance of LEAF preferred stock	—	15,221
Preferred stock dividends paid by LEAF to RSO	(188)	(305)
(Increase) decrease in restricted cash	(664)	4,530
Other	(2,275)	(2,299)
Net cash (used in) provided by financing activities	(6,201)	66,839
CASH FLOWS FROM DISCONTINUED OPERATIONS:
Operating activities	(1,285)	(1,268)
Net cash used in discontinued operations	(1,285)	(1,268)

(Decrease) increase in cash	(5,062)	13,212
Cash, beginning of year	24,455	11,243
Cash, end of year	$19,393	$24,455

Schedule I

RECONCILIATION OF GAAP (LOSS) INCOME FROM CONTINUING
OPERATIONS BEFORE TAXES TO ADJUSTED INCOME (LOSS) FROM
CONTINUING OPERATIONS ATTRIBUTABLE TO COMMON SHAREHOLDERS, NET OF TAX (1)
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Years Ended
	September 30,		September 30,
	2012	2011	2012	2011
(Loss) income from continuing operations before taxes - GAAP	$(6,290)	$(5,146)	$39,752	$(9,834)
Loss (income) attributable to noncontrolling interests - pre-tax	36	(467)	(219)	151
(Loss) income from continuing operations attributable to common shareholders - pre-tax	(6,254)	(5,613)	39,533	(9,683)

Commercial finance adjustments, pre-tax:
Loss from operations (2)	6,539	3,288	11,954	14,111
Noncontrolling interests	—	483	223	(99)
Commercial finance operations	6,539	3,771	12,177	14,012

Adjusted income (loss) from continuing operations attributable to common shareholders - pre-tax	285	(1,842)	51,710	4,329
Income tax provision (benefit) (3)	51	(684)	20,684	1,935
Adjusted income (loss) from continuing operations attributable to common shareholders, net of tax	$234	$(1,158)	$31,026	$2,394

Adjusted weighted average diluted shares outstanding (4)	21,141	19,793	20,634	20,588

Adjusted income (loss) from continuing operations attributable to common shareholders, net of tax, per common per share-diluted	$0.01	$(0.06)	$1.50	$0.12

1.
Adjusted income (loss) from continuing operations attributable to common shareholders, net of tax, presents the Company's operations without the effect of its commercial finance operations. The Company believes that this provides useful information to investors since it allows investors to evaluate the Company's progress in both its real estate and financial fund management segments for the three months and fiscal years ended September 30, 2012 and 2011 separately from its commercial finance operations. Adjusted income (loss) from continuing operations attributable to common shareholders, net of tax, should not be considered as an alternative to (loss) income from continuing operations before taxes (computed in accordance with GAAP). Instead, adjusted income (loss) from continuing operations attributable to common shareholders, net of tax, should be reviewed in connection with (loss) income from continuing operations before taxes in the Company's consolidated financial statements, to help analyze how the Company's business is performing.

2.
Loss from commercial finance operations consists of revenues and expenses from commercial finance operations (including gains or losses from the sale of leases and loans, provision for credit losses and depreciation and amortization) net of non-controlling interests.

3.	Income tax provision (benefit) is calculated using the Company's tax rate for the period, excluding one-time tax adjustments.

4.
Dilutive shares used in the calculation of adjusted income from continuing operations attributable to common shareholders per common share-diluted includes an additional 1.0 million shares for the three months ended September 30, 2012 and an additional 1.1 million shares for the fiscal year ended September 30, 2011, which were antidilutive for the periods and, as such, were not used in the calculation of GAAP (loss) income from continuing operations attributable to common shareholders per common share-diluted.